SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)       February 16, 2005
                                                --------------------------------

Commission         Registrant, State of Incorporation,        I.R.S. Employer
File Number        Address and Telephone Number               Identification No.

1-3526             The Southern Company                       58-0690070
                   (A Delaware Corporation)
                   270 Peachtree Street, N.W.
                   Atlanta, Georgia 30303
                   (404) 506-5000

1-6468             Georgia Power Company                      58-0257110
                   (A Georgia Corporation)
                   241 Ralph McGill Boulevard, N.E.
                   Atlanta, Georgia 30308
                   (404) 506-6526

The addresses of the registrants have not changed since the last report.

This combined Form 8-K is filed separately by two registrants: The Southern Company and Georgia Power Company. Information contained herein relating to each registrant is filed by each registrant solely on its own behalf. Each registrant makes no representation as to information relating to the other registrant.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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Item 8.01.  Other Events.

         For information on Georgia Power Company's ("Georgia Power") current fuel cost recovery rate, see Note 3 to the financial statements of Georgia Power under "Fuel Cost Recovery" in Item 8 of the Annual Report on Form 10-K for the year ended December 31, 2003. Also see MANAGEMENT'S DISCUSSION AND ANALYSIS - FUTURE EARNINGS POTENTIAL - "FERC and State PSC Matters - Retail Fuel Cost Recovery" and - "FERC and Georgia PSC Matters - Retail Fuel Cost Recovery," respectively, in The Southern Company's and Georgia Power's Quarterly Reports on Form 10-Q for the quarter ended September 30, 2004 for information on actual recent fuel costs.

         On February 18, 2005, Georgia Power will file a request with the Georgia Public Service Commission ("PSC") for a fuel cost recovery rate increase. In the ordinary course, these new rates will be effective June 1, 2005 following a hearing before and approval by the Georgia PSC. In its filing, Georgia Power will ask that the Georgia PSC accept the new rate, effective April 1, 2005, prior to a formal hearing on Georgia Power's request. This action, if taken by the Georgia PSC, would serve to mitigate expected increases in the under recovered balance during April and May, but will not preclude the Georgia PSC from subsequently adjusting the rates. The requested increase, representing an annual increase in revenues of approximately 11.7%, will allow for the recovery of fuel costs based on an estimate of future fuel costs, as well as the collection of the existing under recovery of fuel costs. Georgia Power's under recovered fuel costs as of January 31, 2005 totaled $390 million. A final decision from the Georgia PSC is expected in May 2005. The final outcome of the filing cannot be determined at this time.


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                                   SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, each of the registrants has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:     February 16, 2005           THE SOUTHERN COMPANY



                                      By    /s/W. Dean Hudson
                                            W. Dean Hudson
                                             Comptroller

                                      GEORGIA POWER COMPANY



                                      By    /s/Wayne Boston
                                              Wayne Boston
                                          Assistant Secretary